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EXHIBIT 2.2

Certificate of Amendment of Articles of Incorporation
of Caspian Development Group, Inc. Changing Corporation
Name to "Zenith International, Inc."

3323CD

CERTIFICATE OF AMENDMENT

FILED BY
THE OFFICE OF THE SECRETARY OF STATE OF
THE STATE OF NEVADA

ARTICLES OF INCORPORATION

APR 01~ 999, w ~ ~ OF
DEAN HELLER, SECRETARY OF STATE

CASPIAN DEVELOPMENT GROUP INC.

        The undersigned, CARMINE J. BUA does hereby certify as follows:

        1.    I am the sole member of the board of directors of CASPIAN DEVELOPMENT GROUP, INC., a Nevada corporation.

        2.    The original Articles of Incorporation of CASPIAN DEVELOPMENT GROUP, INC. were filed with the Secretary of State of Nevada on November 12, 1997.

        3.    As of the date of this certificate, no stock of the corporation has been issued.

        4.    I hereby adopt the following amendment to the Articles of Incorporation of the corporation:

          ARTICLE FIRST is hereby amended to read as follows:

          FIRST: The name of the corporation is:

ZENITH INTERNATIONAL, INC.
/s/
CARMINE J. BUA
Director

STATE OF CALIFORNIA	)
)ss.
COUNTY OF SAN DIEGO	)

        On March 26, 1999, personally appeared before me, a Notary Public, CARMINE J. BUA, known to me to be the person whose name is subscribed to the foregoing Certificate of Amendment of Articles of Incorporation and acknowledged that he executed the same.

          DENISE L COX
  Commission 11

Notary Public	/s/ COX

LID,223S3C=w Expires Jan 15, 2001
(Notary Stamp or Seal)

STATE OF NEVADA
Secretary of State
I hereby certify that this is a
true and complete copy of the
document as filed in this office.

APR 02 '99

DEAN HELLER
Secretary of State
By /s/ D Farmer

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EXHIBIT 2.2 Certificate of Amendment of Articles of Incorporation of Caspian Development Group, Inc. Changing Corporation Name to "Zenith International, Inc."
  STATE OF NEVADA Secretary of State I hereby certify that this is a true and complete copy of the document as filed in this office.
  APR 02 '99
  DEAN HELLER Secretary of State By /s/ D Farmer